UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2008

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina		27587
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On March 14, 2008, PowerSecure International, Inc., a Delaware corporation (the “Company”), and its wholly-owned subsidiary Metretek, Incorporation, a Florida corporation (“Metretek Florida”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Mercury Instruments LLC, an Ohio corporation (“Mercury”). Under the Purchase Agreement, Metretek Florida will sell substantially all of its assets and business to Mercury for a total purchase price of $2,250,000. In addition, Metretek Florida will retain its cash, accounts receivables and most of its accounts payable and liabilities, other than those liabilities expressly assumed by Mercury in the Purchase Agreement. This sale is in furtherance of the action by the Board of Directors in December 2007 to discontinue to the operations of the automated energy data collection and telemetry business of Metretek Florida.
     Mercury will assume most of the customer orders of Metretek Florida and its facilities lease. The Purchase Agreement contains customary representations, warranties and indemnification obligations by Metretek Florida and Mercury to each other, and includes a one year escrow of 20% of the purchase price to support the indemnity obligations of Metretek Florida. The Company reported an anticipated loss on sale of approximately $1.2 million for its fiscal year ended December 31, 2007. The completion of the sale, which cannot be assured, is subject to customary closing conditions and is currently anticipated to occur in late March or early April 2008.
     On March 17, 2008, the Company issued a press release announcing that it had entered into the Purchase Agreement, the full text of which is filed herewith as Exhibit 99.1 and incorporated herein by this reference.
     The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.
Item 7.01 Regulation FD Disclosure.
     On March 17, 2008, as disclosed in Item 1.01 of this Report, the Company issued a press release announcing that it had entered into the Purchase Agreement relating to the sale of substantially all the assets and business of Metretek Florida, the full text of which is attached to this Report as Exhibit 99.1 and incorporated herein by this reference. In the press release, the Company also discussed the results of its strategic evaluation of its other non-core assets.
     The press release filed herewith as Exhibit 99.1 also contains forward-looking statements relating to the Company’s future performance, which forward-looking statements are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company’s operating results will be included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which the Company will file with the Securities and Exchange Commission (the “SEC”) on or about March 14, 2008, as well as other risks, uncertainties and other factors discussed in subsequent reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files with the SEC.

     The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Asset Purchase Agreement, dated as of March 14, 2008, among PowerSecure International, Inc., Metretek, Incorporated and Mercury Instruments LLC (Incorporated by reference to Exhibit 10.38 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.)
99.1	Press Release of PowerSecure International, Inc., issued March 17, 2008, announcing sale of business of Metretek, Incorporated

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Vice President and Chief Financial Officer

Dated: March 17, 2008

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